POWER OF ATTORNEY

The undersigned,
being a person required
to file a statement under
Section 16(a) of the
Securities Exchange Act
of 1934, as amended
(the '1934 Act'), with
respect to Western Asset/
Claymore Inflation-Linked
Securities & Income Fund
('WIA') and Western Asset/
Claymore Inflation-Linked
Opportunities Fund ('WIW'),
hereby authorizes, designates
and appoints Amy J. Lee,
Mark E. Mathiasen or
Michael P. Megaris to act
as attorney-in-fact to
execute and file statements
on Form 3, Form 4 and Form 5
and any successor forms
adopted by the Securities
Exchange Commission, as
required by by the 1934 Act
and the Investment Company
Act of 1940 and the rules
thereunder, and to take
such ohter actions as such
attorney-in-fact may deem
necessary or appropriate
in connection with such
statements, hereby confirming
and ratifying all actions
that such attorney-in-fact
has taken or may take in
reliance hereon.  This power
of attorney shall continue
in effect until the
undersigned no longer has
an obligtion to file
statements under the section
cited above, or until
specifically terminated in
writing by the undersigned.

IN WITNESS WHEREOF, the
undersigned has duly executed
this power of attorney on the
10th day of November 2016.

Signature:

/s/  Jennifer Murphy